UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 1999 Stock Option Plan

The Board of Directors (the “Board”) of NetApp, Inc. (the “Company”) previously approved, subject to stockholder approval, the amendment and restatement of the Company’s 1999 Stock Option Plan (the “1999 Plan”) to (i) increase the share reserve by an additional 10,000,000 shares of common stock; (ii) remove the limitation that only 50% of the number of shares authorized under the 1999 Plan may be granted as stock, restricted stock, restricted stock units, performance shares and/or performance unit awards (collectively, “full value awards”) and instead implement a fungible share provision that would reduce the share reserve by two shares for every share subject to a full value award granted subsequent to the Annual Meeting of Stockholders of the Company held on September 13, 2013 (the “Annual Meeting”); (iii) increase the number of shares of common stock that may be granted pursuant to awards under the Company’s Stock Issuance Program to a participant in any calendar year from 200,000 to 1,000,000 and increase the limits under the Company’s Performance Share and Performance Unit Program so that the amount of performance units a participant may receive in a calendar year will increase from an initial value of $2,000,000 to an initial value of $5,000,000 and the number of performance shares a participant may receive in a calendar year will increase from 200,000 shares of common stock to 1,000,000 shares of common stock; and (iv) amend the performance criteria that may be used as a basis for establishing performance-based compensation under the 1999 Plan. The Company’s stockholders approved such amendment and restatement of the 1999 Plan at the Annual Meeting. The foregoing is qualified in its entirety by reference to the 1999 Plan, a copy of which has been filed as Appendix A to the Company’s proxy statement, dated August 2, 2013 (the “Proxy Statement”), and is incorporated herein by reference.

Amendment to Employee Stock Purchase Plan

The Board previously approved, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve by an additional 5,000,000 shares of common stock. The Company’s stockholders approved such amendment to the Purchase Plan at the Annual Meeting. The foregoing is qualified in its entirety by reference to the Purchase Plan, a copy of which has been filed as Appendix B to the Proxy Statement, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following individuals to serve as members of the Board for the ensuing year or until their respective successors are duly elected and qualified. No members of the Board had continuing terms without election.

Nominee	Votes For	Votes Against	Abstentions	Broker Nonvotes*
Daniel J. Warmenhoven	264,267,451	2,527,725	739,770	29,841,027
Nicholas G. Moore	260,700,390	5,554,909	1,279,647	29,841,027
Thomas Georgens	263,929,763	2,320,821	1,284,362	29,841,027
Jeffry R. Allen	265,796,031	982,342	756,573	29,841,027
Alan L. Earhart	265,395,035	856,341	1,283,670	29,841,027
Gerald Held	263,924,951	2,293,634	1,316,361	29,841,027
T. Michael Nevens	262,747,481	3,497,719	1,289,746	29,841,027
George T. Shaheen	263,889,707	2,356,030	1,289,209	29,841,027
Robert T. Wall	263,031,718	3,227,280	1,275,948	29,841,027
Richard P. Wallace	260,915,406	5,331,119	1,288,421	29,841,027
Tor R. Braham	265,689,658	557,577	1,287,711	29,841,027
Kathryn M. Hill	265,773,927	479,389	1,281,630	29,841,027

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve the amendment and restatement of the 1999 Plan (i) to increase the share reserve by an additional 10,000,000 shares of common stock; (ii) remove certain limitations regarding the number of shares that may be granted in respect of certain equity awards and instead implement a fungible share provision; (iii) increase the number of shares and performance units that may be granted pursuant to awards under certain equity compensation programs; and (iv) amend the performance criteria that may be used as a basis for establishing performance-based compensation under the 1999 Plan.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
212,989,794	53,779,608	765,544	29,841,027

2.	Proposal to approve an amendment to the Purchase Plan to increase the share reserve by an additional 5,000,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
264,930,721	854,543	1,749,682	29,841,027

3.	Proposal to approve an advisory vote on Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
260,233,313	6,501,104	800,529	29,841,027

4.	Proposal to approve amendments to Article VI of the Company’s Certificate of Incorporation to remove supermajority voting standards.

Votes For	Votes Against	Abstentions	Broker Nonvotes
266,323,470	434,517	776,959	29,841,027

5.	Proposal to approve amendments to Article X of the Company’s Certificate of Incorporation to remove supermajority voting standards.

Votes For	Votes Against	Abstentions	Broker Nonvotes
266,319,036	439,830	776,080	29,841,027

6.	Proposal to consider a stockholder proposal regarding certain limits on acceleration of executive pay.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
73,321,443	193,320,809	892,694	29,841,027

7.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 25, 2014.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
292,957,242	3,515,183	903,548	0

*	Broker nonvotes do not affect the outcome of the election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: September 18, 2013	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary